UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2010

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-6511	73-0728053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Graham Road, P.O. Box 9010, College Station, Texas		77842-9010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (979) 690-1711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 18, 2010, O.I. Corporation held its Annual Meeting of Shareholders.  The matters voted on at the meeting and the results of these votes were as follows:

Election of Directors

	For	Withheld	Abstain	Broker Non-Votes
Raymond E. Cabillot	1,656,273	14,234	0	20,430
Richard W.K. Chapman	1,655,832	14,675	0	20,430
J. Bruce Lancaster	1,664,201	6,306	0	20,430
John K.H. Linnartz	1,658,705	11,802	0	20,430
Donald P. Segers	1,663,277	7,230	0	20,430

Ratification of the appointment of McGladrey and Pullen, LLP to serve as independent registered public accountants for the fiscal year ending December 31, 2010

For	Against	Abstain	Broker Non-Votes

1,977,686	1,894	20,013	0

Item 8    Other Events.

In the Company’s 2010 Proxy Statement, it was stated that all proposals of shareholders, including the nomination of persons to stand for election to the Company’s Board of Directors, intended for inclusion in the Company’s 2011 Proxy Statement shall be presented no later than one hundred and twenty (120) days prior to the one year anniversary of the mailing of the preceding year’s proxy statement, or December 17, 2010.

In accordance with Section 11(a)(ii) of Article II of the Company’s Bylaws, the Proxy Statement should have stated that all proposals of shareholders, including the nomination of persons to stand for election to the Company’s Board of Directors, intended for inclusion in the Company’s 2011 Proxy Statement shall be presented no more than ninety nor less than sixty days prior to the first anniversary of the preceding year’s annual meeting, or between February 17, 2011 and March 19, 2011.  All proposals submitted for inclusion in the Proxy Statement must comply with all requirements of the Securities and Exchange Commission as well as the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O.I. CORPORATION

Date: May 21, 2010 By: /s/ J. Bruce Lancaster J. Bruce Lancaster, Chief Executive Officer & Chief Financial Officer